EX-23(b)

                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report, and to all references to our firm, included in or made a part of this Form N-1A (Registration Statement File No. 811-8058 and No. 33-69798) for the Noah Investment Group, Inc.


                                       /s/ ARTHUR ANDERSEN LLP
                                           ARTHUR ANDERSEN LLP

Milwaukee, Wisconsin,
December 31, 1997.